                                    May 28, 1997



William Baker
Vice President
The JPM Company
Route 15
Lewisburg, PA  17837


Dear Bill:

  I am pleased to advise you that CoreStates Bank, N.A. (the "Bank") has approved, subject to execution of loan documentation required by the Bank in mutually acceptable form (together with this Letter, the "Loan Documents"), a line of credit in the amount of up to Twenty Million Dollars ($20,000,000.00) (the "Line of Credit") to The JPM Company (the "Borrower").

  The Line of Credit will be used to finance working capital needs as hereinafter set forth. Subject to the terms and conditions of this Letter and the other Loan Documents, the Bank will make advances from time to time to the Borrower under the Line of Credit in amounts not exceeding $20,000,000.00 at any one time outstanding subject to the limitations hereinafter set forth. Borrowings under the Line of Credit will be payable when and in amounts demanded by the Bank from time to time.

  The extension of the Line of Credit will be subject to the following terms and conditions, in addition to those terms and conditions to be set forth in the Loan Documents:

  1.  Demand Note. The Line of Credit shall be evidenced by the Master Demand
      -----------
Note of the Borrower in the principal amount of $20,000,000.00 (the "Note"). The Line of Credit shall be secured as hereinafter provided.

  2.  Purposes. The proceeds of the Line of Credit will be used exclusively for
      --------
the Borrower's working capital purposes. However, up to $2,000,000 of the Line of Credit may also be used to acquire the assets of CORMA, GmbH, located in Leuchtenberg, Germany and CORMA s.r.o., located in Bor, Czech Republic (jointly, "CORMA").

  3.  Line of Credit Advances. Advances under the Line of Credit will be made
      -----------------------
from time to time pursuant to draw requests and other procedures established by Bank; provided, however, that in no event will advances be permitted to be outstanding in an amount exceeding the lesser of (i)

The JPM Company
May 28, 1997
Page 2

90% of Borrower's "qualified accounts receivable" plus 80% of Borrower's raw and finished goods inventory or (ii) $20,000,000.00. For purposes of this Paragraph, "qualified accounts receivable" shall mean those accounts receivable of the Borrower that meet all the following specifications: (i) it is lawfully owned by the Borrower and subject to no lien, security interest or prior assignment, and the Borrower has the right of assignment thereof and the power to grant a security interest therein; (ii) it is a valid and enforceable account receivable, representing the undisputed indebtedness of an account debtor to the Borrower; (iii) it is not subject to any defense, set-off, counter-claim, credit, allowance or adjustment; (iv) no substantial part of any goods, the sale of which has given rise to the account receivable, has been returned, rejected, lost or damaged; (v) if it arises from the sale of goods by the Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale or return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the account debtor; (vi) if it arises from the performance of services, such services have actually been performed; (vii) it arose in the ordinary course of the Borrower's business; (viii) no notice of the bankruptcy, receivership, reorganization, insolvency, or financial embarrassment of the account debtor has been received; (ix) the account debtor is not a subsidiary or affiliate of the Borrower, does not control the Borrower, and is not under the control of or under common control with the Borrower; and (x) the account receivable meets such other specifications and requirements which may from time to time be established by the Bank, including, that such accounts receivable must be outstanding for 90 days or less from date of invoice. Borrower shall provide to Bank, not less than monthly, borrowing base certifications or other documentation required by Bank to verify the Borrower's qualified accounts receivable and inventory, all in form and content acceptable to the Bank.

  4.  Interest Rate. Borrower shall at the time of each advance select one of
      -------------
the following interest rate options, subject to availability (meaning, such interest rate option is then being offered by the Bank to its customers generally):

          (a) a rate per annum that is at all times equal to the Bank's then effective "prime" rate of interest (the "Prime Rate") minus .25%, such rate to change each time the Prime Rate changes, effective on and as of the date of the change(s) (the Prime Rate is a reference rate set by the Bank from time to time and is not necessarily the Bank's lowest rate of interest offered on commercial loans); or

          (b) a rate per annum derived from the following pricing grid based upon the LIBOR rate then offered by Bank, for a period of 30, 60 or 90 days, which will be quoted to the Borrower at the time of the advance.


          Debt to Net Worth Ratio      Interest Rate
          -----------------------      -------------
          less than 1.0 to 1.0         LIBOR plus 125 basis points (1.25%)

The JPM Company
May 28, 1997
Page 3


          Debt to Net Worth Ratio      Interest Rate
          -----------------------      -------------
          1.0 - 1.9 to 1.0             LIBOR plus 150 basis points (1.5%)

          2.0 or more to 1.0           LIBOR plus 200 basis points (2.0%)

The Debt to Net Worth Ratio shall be calculated as of the end of each fiscal quarter of Borrower, provided that no change in interest rate based upon any quarterly calculation of the Debt to Net Worth Ratio shall be effective until the expiration of the then current LIBOR period for which a different interest rate is in effect. At the expiration of the chosen current LIBOR period, the Borrower shall select another interest rate from available options, and any selection of a LIBOR rate option shall be based upon the most recent quarterly calculation of Borrower's Debt to Net Worth Ratio.

          For purposes of this Paragraph 4: (A) the term "Debt" shall mean at any time, any and all short term and long term obligations or liabilities set forth on the Borrower's balance sheet as of the end of the most recent calendar quarter prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and as determined by Bank in its reasonable discretion; (B) the term "Net Worth" shall mean as of any date of determination total consolidated stockholders' equity of the Borrower and its subsidiaries as of such date determined and consolidated in accordance with GAAP; and (C) the term "Debt to Net Worth Ratio" shall mean shall mean as of any date of determination the ratio of Borrower's (i) Debt as of such date to (ii) Net Worth.

Absent an effective election, the interest rate shall be option (a), above. Calculations and payments of interest will be based on the applicable interest rate option.

Interest shall accrue at the contract rate specified herein notwithstanding failure of Borrower to pay principal or interest due on demand or otherwise, the occurrence of an Automatic Termination Event (as hereinafter defined), the bankruptcy or insolvency of the Borrower or the initiation of litigation, or the failure to initiate litigation, by Bank respecting collection of amounts due hereunder or the entry of judgment by Bank against Borrower respecting amounts due on the Line of Credit.

  5. Intentionally Omitted

  6. Term.  Availability of the Line of Credit is subject to the discretion of
     ----
the Bank and may be terminated at any time upon not less than thirty (30) days notice, unless an Automatic Termination Event has occurred, to the Borrower.

The JPM Company
May 28, 1997
Page 4

  7.  Repayment Terms.  Principal and accrued interest on advances under the
      ---------------
Line of Credit are payable on demand of the Bank, and shall be paid in full within thirty (30) days of such demand Unless payment is sooner demanded, accrued interest shall be paid in arrears monthly, on the 1st day of each month.

  8.  Prepayment.  Any prepayment(s) of principal prior to the expiration of the
      ----------
relevant LIBOR Interest Period shall require immediate payment to the Bank of a prepayment fee equal to the amount, if any, by which the aggregate present value of scheduled principal and interest payments eliminated by the prepayment exceeds the principal amount being prepaid, with said present value to be calculated by application of a discount rate determined by Bank in its reasonable judgment to be the yield-to-maturity at the time of prepayment on U.S. Treasury securities having a maturity which most closely approximates the maturity date of the principal amount being prepaid.

  9.  Bank Fees and Costs.
      -------------------

          (a) Attorney Fees.  As a condition to the availability of the Line of
              -------------
Credit, Borrower shall reimburse Bank for legal fees and expenses of Bank's attorneys reasonably incurred in preparing Loan Documents, closing the Line of Credit and providing legal representation to the Bank at all times in connection with the administration of the Line of Credit. Upon Borrower's acceptance of this Commitment, its obligation to make reimbursements under this Paragraph 9
(a) shall be absolute, notwithstanding failure of Closing on the Line of Credit to occur for any reason.

          (b) Other Costs.  Borrower shall pay all other fees, expenses, taxes,
              -----------
costs and charges reasonably incurred in connection with the Line of Credit and the collateral security and documentation therefor, including, but not limited to, lien and other search charges or fees, appraisal fees and recording and filing fees. Upon Borrower's acceptance of this Commitment, its obligation under this Paragraph 9 (b) shall be absolute, notwithstanding failure of closing on the Line of Credit to occur for any reason.

  10.  Collateral Security and Other Documentation. The following collateral
       -------------------------------------------
security and Loan Documentation will be required in connection with the Line of Credit, all in form and substance satisfactory to Bank and its counsel, and the execution and delivery of such items and satisfactory documentation of the Line of Credit shall represent express conditions precedent to Bank's obligations to make available the Line of Credit and any or all advances thereof:

          (a) Cross Collateralization.   The collateral for the Line of Credit
              -----------------------
and for each other loan, credit or other obligation of any kind or character of the Borrower to the Bank, whether now existing or hereafter arising (collectively, the "Cross Collateralized Obligations") shall serve as security for all such Cross Collateralized Obligations and shall be subject to the remedies set forth in each of the Bank's collateral documents respecting such collateral, or available at law or in

The JPM Company
May 28, 1997
Page 5

equity, and may be foreclosed, enforced and realized upon by the Bank to repay all or any portion of the Cross Collateralized Obligations in such order and in such amounts as the Bank may determine.

          (b) Security Agreement. A general security agreement executed by
              ------------------
Borrower and such of the Existing Guarantors (as defined below) required by Bank in favor of Bank granting to Bank a security interest in all machinery, equipment, goods, fixtures, inventory, accounts, accounts receivable, contract rights, documents, instruments, chattel paper, monies, securities, licenses, permits and general intangibles, and all other tangible or intangible personal property assets of the Borrower and such Existing Guarantors, and proceeds and products thereof, and accessions and additions thereto (the "Personal Property Collateral"), together with such financing statements and other security instruments and filings and recordations as the Bank shall require in order to create, attach, perfect and maintain valid liens and security interests in all collateral security under the aforesaid security agreement or otherwise which shall be, in all cases, senior to any other security interests, liens, charges or encumbrances on or in such Personal Property Collateral except as noted in Exhibit A to this Loan Commitment Letter, attached hereto and incorporated herein, and except as the Bank may otherwise approve in writing. If requested by Bank, prior to any advance under the Line of Credit, Borrower shall provide to the Bank such UCC and other lien searches reasonably acceptable to the Bank demonstrating that its liens on the Personal Property Collateral are or will be of a priority acceptable to the Bank. Borrower shall have no obligation to provide Bank more than two such searches during any twelve month period.

          (c) Affiliate Guarantees. An unconditional and irrevocable guaranty
              --------------------
and suretyship agreement of all existing subsidiaries or other affiliates of the Borrower, including, without limitation, Electronica Pantera S.A. de C.V., The JPM Company de Mexico, S.A. de C.V. and The JPM Company of Delaware, Inc. (the "Existing Guarantors"), respecting full, complete and timely payment and performance of all of Borrower's obligations, debts, duties, liabilities, covenants, agreements and warranties hereunder and under the other Loan Documents (the "Affiliate Guarantees"). In addition, all subsidiaries or other affiliates of the Borrower created or acquired during the time when any indebtedness is outstanding under the Line of Credit shall execute Affiliate Guarantees in favor of the Bank respecting the Line of Credit and the Cross Collateralized Obligations.

          (d) Property, Liability and Other Insurance.
              ---------------------------------------

                 (i) Insurance certificates to the effect that Borrower has procured insurance policies covering contingent liability and public liability, protecting Borrower and Bank against any liability for loss or damage to persons or property occurring in any way in connection with the operation of Borrower's business, and in amounts (not less than $1,000,000 for each person and $5,000,000 for property damage) satisfactory to Bank. In

The JPM Company
May 28, 1997
Page 6

     addition, insurance certificates to the effect that Borrower has procured workmen's compensation insurance covering the Borrower's full statutory liability as employer without limit. The aforesaid certificates shall contain the agreement of the insurer to give not less than ten (10) days' notice to Bank prior to cancellation of such policies or material reduction in the coverage thereof.

                 (ii) Original policies of hazard insurance on an "all risk" basis covering loss or damage to the Personal Property Collateral and all other real or personal property collateral securing any of the Cross Collateralized Obligations, in such amounts (up to one hundred percent (100%) of the full insurable value thereof), with such coverage and issued by such insurance companies as are satisfactory to Bank and containing noncontributing and nonreporting "mortgagee" (with respect to improvements to real property) and "lender loss payee" endorsements (with respect to personal property) providing for the payment of proceeds to Bank, as its interest may appear, and that cancellation or termination of such policies shall be subject to ten (10) days' prior written notice to Bank.

                 (iv) An original policy of flood insurance to the extent provided by any applicable federal, state or local law, including without limitation the Flood Disaster Protection Act of 1973 (P.L. 93-234).

                 (v) Such other insurance coverages and policies as Bank may require.

          (e) Opinions of Counsel. Opinions of counsel for Borrower and the
              -------------------
Existing Guarantors, opining as to such matters as the Bank may require, including, without limitation, the due and valid incorporation, good standing and subsistence of Borrower and the Existing Guarantors, the validity and enforceability of all Loan Documents and the Affiliate Guarantees of the Existing Guarantors in accordance with their terms, absence of any pending or, to the best of counsel's knowledge, threatened litigation, governmental investigation or other proceeding affecting the Line of Credit, any of the Loan Documents or which may otherwise have a material adverse effect upon the Borrower or any of its assets or operations.

          (f) Other Documents.  Such other documents, instruments and
              ---------------
agreements, including, without limitation, a loan or business financing agreement in addition to this Letter, that the Bank may determine to be necessary or desirable to evidence, secure or define the terms and conditions of the Line of Credit, which may contain terms, conditions and requirements in addition to those set forth herein.

     11.  Other Conditions. In addition to the other terms and conditions set
          ----------------
forth herein, or to be contained in the Loan Documents, Bank's obligation to make available the Line of Credit, or any or

The JPM Company
May 28, 1997
Page 7

all advances under the Line of Credit, shall be subject to satisfaction, in the sole determination of Bank, of the following:

          (a)  Environmental Conditions. As a condition to each advance under
               ------------------------
the Line of Credit, and Borrower hereby represents and warrants that, none of Borrower's assets or properties shall have been used for the storage, deposit, disposal, treatment or recycling of petroleum (including crude oil or any fraction thereof), hazardous substances, pollutants or contaminants (other than storage of petroleum products used as heating oil in Borrower's operations, which storage is and shall be in compliance with all applicable environmental laws and regulations); no petroleum (including crude oil or any fraction thereof), hazardous substances, pollutants or contaminants are located on or in any of Borrower's assets or properties (other than storage of petroleum products used as heating oil in Borrower's operations, which storage is and shall be in compliance with all applicable environmental laws and regulations) there are no asbestos materials on, in or buried under any of Borrower's assets or properties. Borrower has no knowledge of any activity on, in or affecting any of the Borrower's assets or properties, or any building or facility thereon, which could subject Borrower, any director, officer, employee or agent of Borrower or Bank to damages, penalties, injunctive relief or clean up costs under any federal, state or local statute or regulation, or under any civil action respecting petroleum, hazardous substances, pollutants or contaminants on, in or affecting any of Borrower's assets or properties; Disposal of wastes generated at all of Borrower's assets or properties is now, and at all times during Borrower's occupancy thereof, has always been carried out in compliance with all applicable laws, regulations, permits, service agreements and pre-treatment requirements. For purposes of this subsection, "hazardous substance", "pollutant" and "contaminant" shall have the same meanings as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S) 9601 et. seq. and the Pennsylvania Hazardous Sites Cleanup Act, Act 108 of 1988 and the regulations promulgated pursuant thereto.

          (b)  Representations and Warranties; No Default.  All of Borrower's
               ------------------------------------------
representations and warranties set forth in Paragraph 12 of this Commitment or set forth in any of the other Loan Documents shall be true and correct, and no Automatic Termination Event (hereinafter defined) shall have occurred and be continuing.

          (c)  No Adverse Change.  No material adverse change, as determined by
               -----------------
the Bank in its sole discretion, shall have occurred in the financial condition, assets, operating status or prospects of Borrower or any of the Existing Guarantors since the date of this Letter.

     12.  Borrower's Representations.  To induce Bank to extend the Line of
          --------------------------
Credit to Borrower, Borrower hereby represents and warrants to Bank as follows:

The JPM Company
May 28, 1997
Page 8

          (a)  Approvals and Authority.  Borrower and each of the Existing
               -----------------------
Guarantors has the power and legal authority to execute and deliver this Commitment, the Affiliate Guarantees and the other Loan Documents, and to undertake and perform the borrowings and other transactions described herein and therein. All corporate and other governmental or third party approvals, actions, consents or authorizations necessary for the execution and delivery of this Commitment and the other Loan Documents and the consummation of the transactions therein described have been taken or obtained.

          (b)  Due Organization.  Borrower and each of the Existing Guarantors
               ----------------
is duly organized, validly existing and in good standing under the jurisdiction of its incorporation or formation, and is duly qualified and authorized to do business in all other jurisdictions wherein the nature of its business operations or the ownership of its property makes such qualification necessary.

          (c)  No Contravention or Further Approvals.  The execution and
               -------------------------------------
delivery of this Commitment, the Affiliate Guarantees of the Existing Guarantors, and the other Loan Documents, and the consummation of the transactions set forth herein and therein, will not violate or contravene any provision of any existing law, regulation, decree or court order, or any provision of the articles or bylaws of Borrower or the Existing Guarantors, or any document, instrument or agreement binding upon Borrower or any of the Existing Guarantors, or by which Borrower or any of the Existing Guarantors, or any of their respective properties, are bound. No authorization, permit, consent or approval of, or action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by the Borrower or, to the knowledge of Borrower, any of the Existing Guarantors for the due execution, delivery and performance of this Commitment, the Affiliate Guarantees of the Existing Guarantors or any of the other Loan Documents.

          (d)  Binding Obligations.  This Commitment, the Affiliate Guarantees
               -------------------
of the Existing Guarantors and the other Loan Documents constitute valid and legally binding obligations of the Borrower and the Existing Guarantors, and are fully enforceable against the Borrower and each of the Existing Guarantors in accordance with their respective terms.

          (e)  No Defaults.  Borrower is not in default under any obligations to
               -----------
others nor have any events occurred which, with the passage of time or the giving of notice, or both, would result in a default by Borrower or any Automatic Termination Event under any of the Loan Documents. There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened which would have a material adverse effect on Borrower's or any of the Existing Guarantors' ability to perform its obligations under this Commitment, the Affiliate Guarantees or any of the other Loan Documents.

The JPM Company
May 28, 1997
Page 9

          (f)  Taxes.  Borrower and each of the Existing Guarantors has filed
               -----
all necessary federal, state and local tax returns and has paid all taxes, assessments and levies due thereon.

          (g)  Full Disclosure.  Borrower has disclosed to Bank in writing all
               ---------------
facts which could have a material adverse effect on the property, business or financial condition of Borrower, any of the Existing Guarantors or any collateral security for any of the Cross Collateralized Obligations. This Commitment does not, nor will any of the other Loan Documents, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading.

          (h)  Financial Statements.  Borrower's and the Existing Guarantors'
               --------------------
consolidated financial statements (including all consolidating information with respect to the Existing Guarantors) delivered to the Bank in connection with the Line of Credit are true and correct and present fairly, accurately and completely, in all material respects, the financial position of Borrower and the Existing Guarantors, all in accordance with generally accepted accounting principles applied on a consistent basis. Since the date of the most recent financial statements delivered to Bank, there has been no material adverse change in Borrower's or any of the Existing Guarantors' financial condition or results of operations, except as disclosed in writing to Bank. Borrower and the Existing Guarantors have no indebtedness other than as shown in the financial statements.

          (i)  Ownership of Properties.  All properties and assets of Borrower
               -----------------------
are owned by Borrower free and clear of all encumbrances except encumbrances disclosed in the financial statements of Borrower as of September 30, 1996, those permitted or created under the Loan Documents and those mortgages, liens, security interests or other encumbrances in favor of the Bank existing on the date hereof (the "Permitted Liens").

          (j)  No Litigation.  There are no actions, suits or proceedings
               -------------
pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of the Existing Guarantors or any of their respective properties before or by any court, administrative agency or other governmental authority, or which brings into question the validity of the transactions contemplated hereby or which seeks to impose liability, damages, costs, expenses, fines, penalties or other obligations with respect to any environmental condition relating to any of the assets or properties of Borrower or any of the Existing Guarantors.

          (k)  ERISA.  The provisions of each employee benefit plan maintained
               -----
by the Borrower and each of the Existing Guarantors are in full compliance with all applicable requirements of the Employee Retirement Income Security Act of 1974 ("ERISA").

          (l)  Bankruptcy or Insolvency.  Neither Borrower nor any of the
               ------------------------
Existing Guarantors has applied for, or consented to the appointment of, a receiver, trustee or liquidator of itself or any

The JPM Company
May 28, 1997
Page 10

of its property, admitted in writing its inability to pay debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, receivership, liquidation or similar law or statute; no petition has been filed against Borrower or any of the Existing Guarantors in any proceeding under any such law, and no action has been taken by Borrower or any of the Existing Guarantors for the purpose of effecting any of the foregoing.

          (m)  Margin Securities.  Neither the Borrower nor any of the Existing
               -----------------
Guarantors is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" (within the meaning of Federal Reserve Board Regulation U), none of the Borrower's or Existing Guarantors' obligations or liabilities are secured, directly or indirectly, by "margin stock" or "margin securities", and no proceeds of any advance under the Line of Credit will be used for the purpose, whether immediate, incidental or ultimate, or purchasing or carrying any "margin stock" or "margin securities," or in a manner which would breach or contravene any of Federal Reserve Board Regulations G, T, U or X.

     13.  Borrower's Covenants. Borrower covenants and agrees that until all
          --------------------
indebtedness outstanding under the Line of Credit has been paid in full:

          (a)  Debt Service Coverage Ratio.  Borrower shall not permit its
               ---------------------------
"long term debt service coverage ratio" to be less than 1.4 to 1. "Long term debt service coverage ratio" shall be determined by dividing (i) the Borrower's net profits minus dividends, distributions and minority stockholder distributions plus depreciation/amortization plus interest expense by (ii) the Borrower's total debt service requirements on all Borrower's obligations having a term or due date in excess of 12 months.

          (b)  Additional Financing. Borrower shall not incur any additional
               --------------------
indebtedness (other than trade debt incurred in the ordinary course of business) whether secured or unsecured, for any reason whatsoever, other than (i) the assumption of indebtedness not exceeding $2,000,000 associated with the anticipated acquisition by the Borrower of the stock or assets of Denron, Incorporated, (ii) an existing term loan from NationsBank of South Carolina, N.A. in a principal amount not exceeding $1,200,000 and (iii) the anticipated borrowings from the Pennsylvania Industrial Development Authority and related financial institution lender for a total project cost not to exceed $1,080,000.00 (the "PIDA Loan"), without the prior written consent of Bank.

          (c)  Guarantees. Borrower shall not guaranty or assume or agree to or
               ----------
become liable in any way, either directly or indirectly, for any indebtedness or liability of others or pledge any of its real or personal property assets as collateral security therefor.

The JPM Company
May 28, 1997
Page 11

          (d)  Loans. Borrower shall not make any loans or advances to others
               -----
other than loans to employees of the Borrower not exceeding (i) $100,000 per employee or (ii) $500,000 in the aggregate during any 12 month period.

          (e)  Status of Title to Property. Except in the ordinary course of
               ---------------------------
business, Borrower shall not sell, lease, sublease, transfer, assign or otherwise dispose of all or any portion of its interest in any of it properties or assets, directly or indirectly, voluntarily or involuntarily, without the prior written approval of Bank. Borrower shall not create or permit to exist any lien, encumbrance or security interest in favor of any party other than the Permitted Liens, the first mortgage existing in favor of Northern Central Bank on the former Kinney Shoe plant located in Beaver Springs, PA in the amount of $600,000.00 and the interim lien thereon existing in favor of Northern Central Bank in the amount of $480,000.00 as bridge financing for the PIDA Loan and such other liens as the Bank may allow in its reasonable discretion.

          (f)  Financial Statements. Within forty-five (45) days after the end
               --------------------
of each calendar month and within ninety (90) days after the end of each fiscal year, Borrower shall furnish to Bank the consolidated financial statements of Borrower and the Existing Guarantors in form required by the Bank (together with such consolidating information concerning the Existing Guarantors as may be requested by the Bank) for such month or fiscal year, consisting at a minimum of a balance sheet, income statement and statement of source and application of funds. Such financial statements (i) shall be prepared in accordance with generally accepted accounting principles consistently applied, (ii) shall be in a form reasonably satisfactory to Bank; provided, however, that unless otherwise agreed by Bank, each monthly statement may be prepared by Borrower's in-house financial officer or independent public accountants on a compilation basis and each annual financial statement required hereunder shall be audited by independent public accountants, (iii) shall be certified as true and correct by the president or treasurer of Borrower who shall also certify that there is not in existence any Automatic Termination Event or any event or circumstance which, with the passage of time relating to cure periods provided herein, or the giving of notice, or both, would constitute an Automatic Termination Event, and (iv) in the case of the audited annual financial statements, shall be accompanied by a copy of the Borrower's consolidated operating budget for the fiscal year.

          (g)  Maintenance of Existence; No Change of Ownership, Management or
               ---------------------------------------------------------------
Control. Each of Borrower and the Existing Guarantors shall maintain its
-------
existence as a business corporation in good standing under the laws of the state, country or territory of their respective organization. Borrower shall not, without the prior written consent of Bank in each instance, (i) permit the issuance of any additional or transfer of any existing capital stock of Borrower (other than normal public trading in the stock of Borrower over national stock exchanges) or any Existing Guarantor, directly or indirectly under option or otherwise, or change the ownership structure of Borrower or

The JPM Company
May 28, 1997
Page 12

any Existing Guarantor in any way from that existing as of the date hereof, (ii) merge or consolidate, or permit the merger or consolidation, of Borrower (other than in connection with the anticipated acquisition by Borrower of Denron, Inc. or CORMA) or any Existing Guarantor, with or into any other entity, or be dissolved or liquidated, or permit any Existing Guarantor to be dissolved or liquidated, (iii) cease or suspend, or permit any Existing Guarantor to cease or suspend, its operations, or (iv) change, or permit any Existing Guarantor, to change, its fiscal year or accounting methods or practices.

          (h)  Principal Office. Borrower shall maintain its principal office
               ----------------
and/or the office where it keeps its books and records related to its business operations and the Bank's collateral security at (i) Route 15, Kelly Township or (ii) Industrial Park, North 15th Street, East Buffalo Township, Union County, Lewisburg, PA. unless it gives Bank prior written notice of any proposed change in the location thereof.

          (i)  Books and Records; Audit. Borrower shall keep, and cause the
               ------------------------
Existing Guarantors to keep, complete and accurate books and records. Bank shall have the right at any time during normal business hours to inspect the properties and assets, and to audit the books and records, of Borrower, and Borrower shall be obligated to make available for any such audit all books, records and other information that Bank may request for such purpose and to cooperate fully with Bank in connection therewith.

          (j)  Compliance with Laws.  Borrower shall comply, and shall cause the
               --------------------
Existing Guarantors to comply, with all laws, ordinances, rules and regulations applicable to their respective business operations, properties and assets.

          (k)  Notice of Litigation and Automatic Termination Events; Other
               ------------------------------------------------------------
Information.  Borrower shall notify Bank in writing immediately of (i) the
-----------
institution of any litigation or the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which could have a materially adverse effect on the business or financial condition or Borrower or any of the Existing Guarantors, and (ii) the occurrence of any Automatic Termination Event hereunder or an event which, with the passage of time relating to cure periods provided herein, or the giving of notice, or both, would constitute an Automatic Termination Event of Default and (iii) any and all communications, reports or information received by Borrower or any of the Existing Guarantors, from any regulatory agencies having jurisdiction over the business operations or assets of Borrower or the Existing Guarantors respecting any deficiency, inadequacy, violation or other matter relating to any permit, license or approval issued or given by such regulatory agency. Borrower shall provide Bank with any other information or documents, financial or otherwise, reasonably requested by Bank from time to time.

The JPM Company
May 28, 1997
Page 13

          (l)  Compliance with Loan Documents. Borrower shall comply with all
               ------------------------------
terms and conditions of the Loan Documents.

          (m)  Business Accounts. During the time any indebtedness is
               -----------------
outstanding under the Line of Credit, Borrower shall maintain its primary operating accounts with the Bank.

          (n)  Compliance with Securities Exchange Act.   Borrower shall comply
               ---------------------------------------
with all reporting and other requirements of the Securities Exchange Act of 1934 (the "1934 Act") and shall promptly furnish to Bank copies of all quarterly, annual or other reports filed Borrower with the Securities and Exchange Commission or other regulatory authority (the "SEC"), and shall provide to Bank copies of, or notify Bank of (in the case or oral communications), any communications received by the Borrower from the SEC.

     14.  Automatic Termination Events.  In addition to the right of the Bank to
          ----------------------------
demand payment of the advances outstanding under the Line of Credit and to terminate the availability of the Line of Credit at its discretion (subject to the thirty day notice period set forth in Paragraph 6 hereof), (i) all outstanding principal and interest under the Line of Credit shall be immediately due without demand by Bank, and (ii) the availability of the Line of Credit shall automatically, without action by Bank or notice to Borrower, terminate upon the occurrence of any one or more of the following events (each, an "Automatic Termination Event"), unless the Bank expressly waives such automatic demand or termination in writing:

          (a) Borrower shall fail to pay any payment of principal, interest or other amount payable under the Note or hereunder when due (in the case of monthly installments of interest prior to demand by Bank) or on the demand of the Bank (subject to the thirty day notice period set forth in Paragraph 7 hereof);

          (b) Borrower or any of the Existing Guarantors shall apply for, or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, or insolvent or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, an arrangement with creditors or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, liquidation or dissolution law or statute, or an answer admitting the material allegations of a petition filed against Borrower or any of the Existing Guarantors in any proceeding under any such law, or if action shall be taken by Borrower or any of the Existing Guarantors for the purpose of effecting any of the foregoing;

          (c) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or any of the Existing Guarantors of all or a substantial part of any of their respective assets, or appointing a receiver,

The JPM Company
May 28, 1997
Page 14

sequestrator, trustee or liquidator of Borrower or any of the Existing Guarantors or any of their respective property; or

          (d) A default in payment or performance in accordance with the terms of, or a defined event of default under, any of the Loan Documents or any document, instrument or agreement evidencing or securing any of the Cross Collateralized Obligations, which shall, at the election of the Bank, also constitute a default under all other Cross Collateralized Obligations and all documents, agreements and instruments relating thereto.

     15.  Assignment. This Commitment may not be assigned by Borrower, in whole
          ----------
or in part, without the express written consent of Bank and any assignment by Borrower without such consent of Bank shall automatically, without requirement of any notice to Borrower, terminate this Commitment. Bank, however, retains the right to sell any or all of the Line of Credit, or any participation interest therein, without the consent of Borrower.

     16.  Closing. This Commitment shall automatically, without notice to the
          -------
Borrower, terminate upon failure of Closing on the Loan to occur on or before June 15, 1997, or such later date as the Bank and Borrower may mutually agree in writing.

     17.  Acceptance. Borrower shall evidence its acceptance of this Commitment
          ----------
by executing and returning the enclosed copy hereof to Bank by May 31, 1997. Unless so accepted, the Commitment shall be null and void.

     18.  Prior Commitments Superseded; Survival of Commitment. This Commitment
          ----------------------------------------------------
supersedes, and replaces and revokes in their entirety, all prior commitments or loan agreements regarding the Line of Credit, including, without limitation, that Commitment Letter dated March 26, 1997 previously executed between the Borrower and the Bank, and all prior oral or written discussions of terms of the Line of Credit. This Commitment shall survive execution and delivery of the Loan Documents and shall serve to govern and define the Line of Credit terms and conditions, and the making of advances under the Line of Credit.

                          Very truly yours,

                           /s/ David M. Diffenderffer
                          ---------------------------

                          David Diffenderffer,
                           Vice President

The JPM Company
May 28, 1997
Page 15

     ACCEPTANCE: The foregoing commitment is accepted and agreed in accordance with its terms and conditions this ___ day of May, 1997.


ATTEST:                         THE JPM COMPANY



 /s/ Dara C. Leeser             By:  /s/ William D. Baker
-------------------                 ---------------------
                                    Title: Vice President, CFO and Treasurer

                                   EXHIBIT A

                                      TO

                            LOAN COMMITMENT LETTER

                                     DATED

                                 MAY 28, 1997
                                 ------------


     With respect to Paragraph 10 (b) of the Loan Commitment Letter dated May 28, 1997, CoreStates Bank, N.A. (the "Bank") hereby consents to The JPM Company (the "Borrower") retaining the following credit facility which is secured by liens on certain machinery and equipment that will, upon acquisition by Borrower, comprise part of the Personal Property Collateral (as defined in the Commitment Letter):

     1.   Wells Fargo Bank
          ----------------

          $2,000,000.00 working capital line of credit, secured by first lien on the assets of Denron, Inc., scheduled to expire on July 31, 1997.

Unless an Automatic Termination Event shall sooner occur, the Bank agrees to defer until August 1, 1997 (or anytime thereafter) the recording of financing statements against the assets of Denron that become part of the Borrower's holdings through acquisition. At that time, Denron (or Borrower, as the case may be) will execute such guarantees, security agreements and financing statements in favor of the Bank as may be reasonably required by Bank to acquire a first priority security interest in such assets as is required in the Commitment Letter.

     2.   NationsBank of South Carolina, N.A.
          -----------------------------------

          $1,200,000 term loan to Borrower d/b/a as The JPM Company of South Carolina, secured by a first lien on certain machinery, equipment furniture and fixtures that comprise part of the Personal Property Collateral (as defined in the Commitment Letter).

--------------------------------------------------------------------------------

********************************************************************************
                       ASSEMBLY PRODUCTION INSTRUCTIONS
********************************************************************************
JPM Part Number:    028312                   Last EC Date:       11/21/96
Customer number:  43355593-000               Last Revised date:     12/23/96
EC:       B                                  Printout date:
Customer:   Unisys                           Engineer:     CAN
Dept:           134                          Total Asm Time (1 cable):  9.86 min
Workcell:   UNISYS BULK
********************************************************************************

The Last Revised Date refers to the date that the Customer last made changes to their Assembly. Last Revised Date is the date in which JPM made the changes received from the Customer.

      Example: Last Revised Date: 12/23/96

Last Revised Date

This refers to the calendar date when a set of Assembly Production Instructions has been altered by Engineering.

********************************************************************************
                       ASSEMBLY PRODUCTION INSTRUCTIONS
********************************************************************************
JPM Part Number:    028312                   Last EC Date:       11/21/96
Customer number:  43355593-000               Last Revised date:     12/23/96
EC:       B                                  Printout date:
Customer:   Unisys                           Engineer:     CAN
Dept:           134                          Total Asm Time (1 cable):  9.86 min
Workcell:   UNISYS BULK
********************************************************************************

This is the date that the actual Assembly Production Instruction is printed out on the computer.


--------------------------------------------------------------------------------
(C) The JPM Company, Inc.                                                   1-40

                          MASTER DEMAND NOTE ADDENDUM

     THIS MASTER DEMAND NOTE ADDENDUM is attached to the Master Demand Note in the stated principal amount of $20,000,000 given by The JPM Company ("Borrower") to CoreStates Bank, N.A. ("Bank") dated May 30, 1997 , and is incorporated into, and made part of, the Master Demand Note. In the event of a conflict between the terms and conditions of the Master Demand Note and this Addendum, this Addendum shall control. The Master Demand Note and this Addendum shall be collectively referred to as the "Note" and are subject to the terms and conditions of that Commitment Letter respecting a $20,000,000 line of credit facility (each advance by Bank under such credit facility being a "Loan" and all advances and draws being collectively the "Loans") from the Bank to Borrower dated May 28, 1997 (as the same may be supplemented, modified, amended or restated, the "Credit Agreement"). All capitalized terms used herein shall, unless otherwise specifically defined, have the meanings ascribed to such terms in the Credit Agreement. In the event of a conflict between the terms of the Credit Agreement and the Note (as amended by this Addendum), the terms of the Note shall control.


     1.  Requests for Loans.  Borrower may request Loans from Bank by a
         -------------------
telephone or letter request given by a duly authorized officer or other duly authorized person. Bank will make such Loans to Borrower as Bank may elect to make by crediting to Borrower's designated account with Bank such sum or sums of money as may be mutually agreed upon at such time. Bank will forward to Borrower at Borrower's address written advices or statements of Loans made to Borrower in accordance with Bank's usual procedures, which advices or statements will also advise Borrower of the rate or rates of interest payable on the Loans, and such other terms as may have been agreed to.

     2.  Definitions.  For purposes of this Note, the following terms shall have
         -----------
the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa) unless the context otherwise requires:

     "Business Day" means any day other than a Saturday, Sunday or any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or on which commercial banks in Philadelphia, Pennsylvania are authorized or required by law or other governmental action to close and, if the applicable day relates to a LIBOR Loan, LIBOR Period or notice with respect to a LIBOR Loan, a day on which dealings in dollar deposits are also carried on in the London Interbank Market and banks are open for the transaction of banking business in London.

     "LIBOR Loan" means any Loan when and to the extent that the interest rate therefor is determined by reference to the LIBOR Rate.

     "LIBOR Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such Loan begins to bear interest at a rate tied to the LIBOR Rate in accordance with this Note and ending thirty (30) days, sixty (60) days or ninety (90) days thereafter, as selected by Borrower.

     "LlBOR Rate" shall mean, for any LIBOR Period for a LIBOR Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/16%) determined by Bank to be equal to the quotient of (a) the average of the quotations (rounded upward to the next higher 1/16%), offered to Bank (or an average of the quotations offered to one or more other reference banks selected by Bank) two
(2) Business Days prior to the first day of such LIBOR Period in the interbank eurodollar market in London at 11:00 A M. local time, for a period equal to the number of days in such LIBOR Period for delivery on the first day of such LIBOR Period and in an amount comparable to the principal amount of the LIBOR Loan, divided by (b) a number equal to 1.00 minus the average of the daily rates (expressed as a decimal fraction) of reserve requirements applicable during such LIBOR Period (including without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other domestic governmental authority having jurisdiction with respect thereto, as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board).

     "Prime Loan" means any Loan when and to the extent that the interest rate therefor is determined by reference to the Prime Rate.

     "Prime Rate" means the rate of interest announced or designated from time to time by CoreStates Bank, N.A., Philadelphia, Pennsylvania, as its prime rate. Any change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective. The Prime Rate is a reference rate set by the Bank from time to time and is not necessarily the Bank's lowest rate of interest offered on commercial loans.

     3.  Interest; Payments.  Interest shall accrue on the outstanding and
         ------------------
unpaid principal amount of the Loans at a variable rate per annum, at the Borrower's election, as set forth below, subject to availability (meaning, such interest rate option is then being offered by the Bank to its customers generally) as follows:

         (a) a rate per annum which is at all times equal to the Prime Rate minus .25%, such rate to change each time the Prime Rate changes; or

         (b) a rate per annum derived from the following pricing grid based upon the LIBOR Rate then offered by Bank, for the selected LIBOR Period of 30, 60 or 90 days, which will be quoted to the Borrower at the time of the advance.


  Debt to Net Worth Ratio           Interest Rate
  -----------------------           -------------
  less than 1.0 to 1.0              LIBOR Rate plus 125 basis points
                                    (1.25%)

  1.0 - 1.9 to 1.0                  LIBOR Rate plus 150 basis points
                                    (1.5%)


  Debt to Net Worth Ratio           Interest Rate
  -----------------------           -------------
  2.0 or more to 1.0                LIBOR Rate plus 200 basis points
                                    (2.0%)

The Debt to Net Worth Ratio shall be calculated as of the end of each fiscal quarter of Borrower, provided that no change in interest rate based upon any quarterly calculation of the Debt to Net Worth Ratio shall be effective until the expiration of the then current LIBOR Period for which a different interest rate is in effect. At the expiration of the chosen current LIBOR Period, the Borrower shall select another interest rate from available options, and any selection of a LIBOR Rate option shall be based upon the most recent quarterly calculation of Borrower's Debt to Net Worth Ratio.

          For purposes of this Paragraph 3: (A) the term "Debt" shall mean, at any time, any and all short term and long term obligations or liabilities set forth on the Borrower's balance sheet as of the end of the most recent calendar quarter prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and as determined by Bank in its reasonable discretion; (B) the term "Net Worth" shall mean as of any date of determination total consolidated stockholders' equity of the Borrower and its subsidiaries as of such date determined and consolidated in accordance with GAAP; and (C) the term "Debt to Net Worth Ratio" shall mean shall mean as of any date of determination the ratio of Borrower's (i) Debt as of such date to (ii) Net Worth.

Absent an effective election, the interest rate shall be option (a), above. Calculations and payments of interest will be based on the applicable interest rate option.

Interest shall accrue at the contract rate specified herein notwithstanding failure of Borrower to pay principal or interest due on demand or otherwise, the occurrence of an Automatic Termination Event (as defined in the Credit Agreement), the bankruptcy or insolvency of the Borrower or the initiation of litigation, or the failure to initiate litigation, by Bank respecting collection of amounts due hereunder or the entry of judgment by Bank against Borrower respecting amounts due on the Loans.

Interest on each Loan shall be calculated on the basis of a year of 360 days and shall be charged for the actual number of days elapsed. Interest on the Loans shall be invoiced to Borrower by Bank in arrears monthly and paid in immediately
available funds at any office of Bank on the first day of each month.   Subject
to the requirements of Sections 9 and 10, below, and the demand rights of the Bank, principal payments may be made at the discretion of Borrower, provided that Borrower shall, without necessity of demand or notice by Bank, pay to Bank immediately such principal payments as may be necessary from time to time to cause the Loans to comply with the borrowing base restrictions of Section 3 of
the Credit Agreement (the "Compliance Payments").    Other than the Compliance
Payments, Borrower's obligations to pay principal and interest on the Loans on the demand of the Bank are subject to the thirty (30) day notice provisions of
Section 7 of the Credit Agreement.

  4.  Interest Rate Elections.  (a) Borrower, subject to any prior continuing
      ------------------------
interest rate election(s) made pursuant hereto, may notify Bank (which notification may be effected pursuant to any notice of borrowing) that it is electing to have interest accrue based on the Prime Rate on a specific portion (up to an including 100%) of the aggregate unpaid amount of all Loans.

  (b) Subject to the notice provisions set forth below, at any time and from time to time, Borrower may notify Bank (which notification may be effected pursuant to any notice of borrowing) that it is electing to have interest accrue for a thirty (30) day, sixty (60) day or ninety (90) day LIBOR Period, subject to Bank's rights to terminate its obligations to make Loans pursuant to the terms of the Credit Agreement, at a rate tied to the LIBOR Rate determined in accordance with Paragraph 3 (b) hereof on a specific portion of the unpaid amount of the Loans (including Loans to be made by the Bank to the Borrower on the date of election) equal to the lesser of the aggregate unpaid amount of the Loans or the amount specified by Borrower.

  (c) Borrower shall notify Bank not later than 11:00 a.m., Philadelphia, Pennsylvania time, two (2) Business Days before the date on which the Borrower desires any Loan, or portion thereof, to bear interest at a rate tied to the LIBOR Rate. Notwithstanding anything contained herein to the contrary, any Loan, or portion thereof, which bears interest at a rate tied to the LIBOR Rate shall be in a minimum amount of One Hundred Thousand Dollars ($100,000).

  (d) Following any advances under the Loans and an interest rate election made by Borrower with respect thereto under Subsections (a) or (b) of this Section 4, but subject to all other conditions of this Note and the Credit Agreement, Borrower may, in accordance with the provisions of Subsections (a), (b) and (c) of this Section 4, from time to time elect to convert or continue the type of interest rate borne by such advances. In the event that Borrower fails to provide Bank with any notice of conversion or continuance, as described above, such Loans shall commence or continue, as appropriate, bearing interest at the Prime Rate less .25%.

  (e) If the last day of the thirty (30) day, sixty (60) day or ninety (90) day LIBOR Period, as the case may be, elected by Borrower pursuant to Subsection (b) does not fall on a Business Day,

      (l) the period shall be automatically extended until the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Period shall end on the preceding Business Day,

      (2) interest shall, to the extent applicable, continue to accrue at a rate tied to the then applicable LIBOR Rate, and

      (3) the next thirty (30) day, sixty (60) day or ninety (90) day LIBOR Period, as the case may be, elected by Borrower, if any, shall commence on the day following the Business Day described in clause (1) above.

  (f) Any LIBOR Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such LIBOR Period ends) shall end on the last Business Day of a calendar month and the next LIBOR Period shall commence on the next Business Day.

  (g) If Borrower at any time fails to make a necessary interest rate election pursuant to Subsection (a) or (b) of this Section 4 at the time of borrowing, at the end of any LIBOR Period, or otherwise, with regard to any or all of the aggregate unpaid amount of the Loans, Borrower shall be deemed to have elected to have interest accrue at the Prime Rate minus .25%.

  5.  Illegality.  Notwithstanding any other provision herein, if the Bank
      ----------
determines in its reasonable judgment that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to maintain or fund its LIBOR Loans, then upon written notice to the Borrower by the Bank the outstanding principal amount of the LIBOR Loans (or so much of the principal balance thereof necessary to bring Bank into compliance, as determined solely by Bank), together with interest accrued thereon, and any other amounts payable to the Bank under this Note and the Credit Agreement shall be repaid (a) immediately upon demand of the Bank if such change or compliance with such request, in the reasonable judgment of the Bank, requires immediate repayment; or (b) at the expiration of the last LIBOR Period to expire before the effective date of any such change or request. Borrower shall not be required to pay any prepayment fee in the event Bank demands immediate payment pursuant to Subsection (a), above.

  6.  LIBOR Rate Unascertainable.  Notwithstanding anything to the contrary
      --------------------------
herein, if the Bank determines (which determination shall be conclusive) that
(1) quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on a LIBOR Loan as provided herein and (2) the relevant rates of interest referred to in the definition of LIBOR Rate upon the basis of which the rate of interest for any such type of loan is to be determined do not accurately cover the cost to the Bank of making or maintaining such type of Loans, then the Bank shall forthwith give notice thereof to the Borrower, whereupon (a) the obligation of the Bank to make LIBOR Loans shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist; and (b) the Borrower shall repay in full the then outstanding principal amount of each LIBOR Loan together with accrued interest thereon, on the last day of the then current LIBOR Period applicable to such Loan.

  7.  Increased Cost.  The Borrower shall pay to the Bank from time to time such
      ---------------
amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any costs incurred by the Bank which the Bank determines are attributable to its making or maintaining any LIBOR Loans hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by the Bank in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Note in U.S. federal, state, municipal or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including the Bank of or under any U.S. federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Bank under this Note in respect of any of such Loans (other than taxes imposed on the overall net income of the Bank for any of such Loans by the jurisdiction where the Bank is located); or (2) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of LIBOR Rate); or (3) imposes any other condition affecting this Note (or any of such extension of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date hereof which will entitle the Bank to compensation pursuant hereto as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by the Bank for purposes hereof of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

  8.  Capital Adequacy.  In the event the Bank reasonably determines that (1)
      -----------------
compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or (2) compliance by the Bank or any corporation controlling the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank, and the Bank determines that such increase is based upon its obligations hereunder, and other similar obligations of Borrower to Bank, the Borrower shall pay to the Bank, within 30 days of demand for payment, such additional amount as shall be certified by the Bank to be the amount allocable to the Bank's obligations to the Borrower hereunder. The Bank will notify the Borrower of any event occurring after the date hereof that will entitle the Bank to compensation pursuant hereto as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by the Bank for purposes hereof of the effect of any increase in the amount of capital required to be maintained by the Bank and of the amount allocable to the Borrower's obligations to the Bank hereunder shall be conclusive, provided that such determinations are made on a reasonable basis.

  9.  Funding Loss Indemnification.  The Borrower shall pay to the Bank, upon
      -----------------------------
the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any actual loss, cost or expense incurred as a result of any payment(s) of principal of a LIBOR Loan on a date other than the last day of the LIBOR Period for such Loan by reason of voluntary prepayment by Borrower, making of mandatory Compliance Payments or acceleration of the Loans by virtue of an Automatic Termination Event.

  If the Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (which determination shall be conclusive, provided that such determinations are made on a reasonable basis, absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as is reasonable) to be necessary to indemnify the Bank for such loss or expense.

  10.   Prepayment.  In addition to, and not in limitation of the funding
        ----------
indemnification provisions of Section 9, any prepayment(s) of principal on LIBOR Loans prior to the expiration of the related LIBOR Period (other than payments occasioned by demand for payment by Bank not based upon an Automatic Termination Event or mandatory Compliance Payments) shall require immediate payment to the Bank of a prepayment fee equal to the amount, if any, by which the aggregate present value of such principal prepayment and the scheduled interest payments eliminated by the prepayment exceeds the principal amount being prepaid, with said present value to be calculated by application of a discount rate determined by Bank in its reasonable judgment to be the yield-to-maturity at the time of prepayment on U.S. Treasury securities having a maturity which most closely approximates the maturity date (i.e. end of the related current LIBOR Period) of the Loan with respect to which principal is being prepaid.

  11.  Notices. All notices, demands, requests, consents, approvals and other
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communications required or permitted hereunder will be deemed sufficient for all purposes if given in writing, which notice will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:


  To the Bank:             CoreStates Bank, N.A.
                           30 North Third Street
                           P.O. Box 1071
                           Harrisburg, PA  17108

                           Attention: David Diffenderffer, Vice President Facsimile No.: (717) 234-2884
                           Telephone No.: (717) 234-2716

  With copy to:            Daniel J. Malpezzi, Esquire
                           Buchanan Ingersoll Professional Corporation
                           30 North Third Street

                           Eighth Floor
                           Harrisburg, PA  17101

                           Facsimile No.:  (717) 233-0852
                           Telephone No.:  (717) 237-4863

  To the Borrower:         The JPM Company
                           Route 15
                           Lewisburg, PA  17837

                           Attention:  William D. Baker, Vice President

                           Facsimile No.: (717) 524-8181
                           Telephone No.: (717) 524-8200

  With copy to:            Brian W. Bisignani, Esquire
                           Duane, Morris & Heckscher
                           305 North Front Street
                           P.O. Box 1003
                           Harrisburg, PA  17108-1033

                           Facsimile No.:  (717) 232-4015
                           Telephone No.:  (717) 237-5548



ATTEST:                                THE JPM COMPANY



By:  /s/ Dara C. Leeser          By:   /s/ William D. Baker
    -------------------              ----------------------
                                 Title:  Vice President, CFO and Treasurer

ACKNOWLEDGMENT AND CONSENT

CoreStates Bank, N.A. hereby acknowledges and consents to the foregoing Master Demand Note Addendum and the changes to the Master Demand Note effected thereby.



By:  /s/ David M. Diffendeffer
    --------------------------
    Title: Vice President

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